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WRITER'S DIRECT NUMBER                                   WRITER'S E-MAIL ADDRESS



                                                                     Exhibit 8.1


                                  May 24, 2002

Starwood Hotels & Resorts Worldwide, Inc.
1111 Westchester Avenue
White Plains, New York  10604

Starwood Hotels & Resorts
1111 Westchester Avenue
White Plains, New York  10604

                  Re: Starwood Hotels & Resorts Worldwide, Inc. Starwood Hotels & Resorts
                           Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as special counsel to Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), and Starwood Hotels & Resorts, a Maryland real estate investment trust (together with the Corporation, the "Company"), in connection with the preparation of the Registration Statement on Form S-3 of the Company and the other registrants named therein, initially filed on or about the date hereof (as thereafter amended from time to time and together with all exhibits thereto, the "Registration Statement"), which also constitutes a post-effective amendment to each of the Company's Registration Statements on Form S-3 initially filed on November 17, 1997 (Registration Nos. 333-40077 and 333-40077-1), October 3, 1996
(Nos. 333-13411 and 333-13411-01) and November 16, 1995 (Nos. 33-64355 and
33-64355-01), respectively. This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Registration Statement.

                  Our opinion is based upon an examination of the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis therefor. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all
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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
May 24, 2002
Page 2

signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies.

                  In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations, judicial decisions, administrative rulings and other applicable authorities, in each case as in effect on the date hereof. The statutory provisions, regulations, decisions, rulings and other authorities on which this opinion is based are subject to change, and such changes could apply retroactively.

                  This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement. Opinions of counsel represent only counsel's best legal judgment and are not binding on the IRS or on any court. Accordingly, no assurance can be given that the IRS will not challenge the propriety of the opinion set forth herein or that such a challenge would not be successful.

                  Based on and subject to the foregoing, the discussions set forth in the sections of the Registration Statement entitled "Certain United States Federal Income Tax Considerations," to the extent such discussions relate to United States federal income tax matters, are a fair and accurate summary in all material respects of the matters addressed therein, based upon current laws and the assumptions stated or referred to therein and the qualifications stated therein.

                  Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein or under any other law. We are furnishing this opinion to you for the Company's benefit in connection with the filing of the Registration Statement with the Securities and Exchange Commission (the "SEC") and this opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our written permission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

                  We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC promulgated thereunder.
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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

Starwood Hotels & Resorts Worldwide, Inc.
Starwood Hotels & Resorts
May 24, 2002
Page 3



                                Very truly yours,


                                /s/ Sidley Austin Brown & Wood LLP